                                                                  Exhibit 10.12


                         PRESCRIPTION PHARMACEUTICALS
                    INTERNET FULFILLMENT SERVICES AGREEMENT

This Internet Fulfillment Services Agreement ("Agreement") is made as of August 18, 1999, by and between Medi-Mail, Inc., a Nevada corporation ("MM"), and more.com, Inc., a Delaware corporation ("IR").

                                   RECITALS

A. IR is an Internet retailer and has created a marketing and sales program designed to supply pharmaceutical products and related services to individuals utilizing an Internet web site;

B. MM is a licensed mail-order pharmacy providing certain prescription pharmaceutical drugs and related products ("Products") to consumers across the United States;

C. IR wishes to contract with a fulfillment service provider to dispense the Products and provide related services, including pharmacist counseling about medication as needed, to IR's consumers in the United States;

D.   MM wishes to provide the services described herein to IR; and

E. The parties wish to enter into this Agreement in order to set forth their obligations to each other.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

1.   TERMS AND CONDITIONS.

     Terms and conditions in Exhibit 1 as modified by Exhibit 2 (collectively,
                             ---------                ---------
"Terms and Conditions") are incorporated by this reference. Capitalized terms used without definition have meanings in the Terms and Conditions. All references to BBDC in Exhibit 1 will mean MM for purposes of this Agreement.
                      ---------

2.   PRODUCTS.

     A list of Products maintained by MM has been provided to IR for IR's initial selection, which selection may be revised by IR from time to time as provided in this Agreement. MM will, from time to time, update the specific products to be included as Products under this Agreement. MM may add or delete available Products upon ten (10) days' prior written notice to IR; provided, however, IR may elect not to offer added Products, in which case any deleted product will no longer be considered a Product.

3.   TERM.

     Subject to Sections 9 and 10 of the Terms and Conditions, the Term of this Agreement will be until June 30, 2009.

4.   FEES.

     In addition to payment for Products, IR will pay MM the following service fees for MM's fulfillment services, including dispensing Products and providing pharmacist counseling about medication as needed and other related services to IR's consumers pursuant to this Agreement.

     4.1  Dispensing Fees.  [**]

     4.2  Favorable Pricing.  [**]

     4.3  Third Party Payer Pricing. [**]

     4.4 Niche Products Storage Fee. At IR's reasonable request, MM will provide storage space for additional items not generally stocked by MM ("Niche Products"), subject to available suitable warehouse space and terms.

     4.5 Early Termination Fee. In addition to the provisions of Section 10 of the Terms and Conditions, IR may terminate this Agreement during the Term without cause effective upon sixty (60) days prior written notice to MM and payment of an early termination fee with such notice in the amount set forth below.

          [**]

5.   SERVICE LEVELS.

     In dispensing prescriptions under this Agreement, MM will comply with the service levels in Exhibit A. Those service levels associated with pharmacy
                  ---------
operations (but not other customer service) will be deemed a material term of this Agreement and any failure to comply with them will entitle IR to suspend the exclusivity provisions under Section 1.4 of the Terms and Conditions. Final service levels will be adopted by the parties within ninety (90) days after MM's call center system is enhanced and programmed for interactive voice response capability (IVR) and such function is tested, for call center service levels; within ninety (90) days after MM's

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

Pfastship shipping system is operation, integrated and tested, for shipping service levels; and within sixty (60) days after MM's HBS system is operational and implementation has been fully tested, for drug furnishing irregularity service levels.

6.   ACCESS TO MM'S PAYERS.

     IR does not have access to MM's payers and/or third-party plans outside the scope of the PlusCare network.

7.   AUDIT AND INSPECTION.

     During the Term, upon reasonable prior notice and during normal business hours, each party will be entitled to audit and inspect those relevant records maintained by the other in direct connection with its performance under this Agreement.

8.   VIPPS CERTIFICATION.

     MM will assist IR at IR's expense in obtaining its VIPPS certification from the National Association of Boards of Pharmacy.

9.   TOLL-FREE TELEPHONE LINES.

     MM will provide a toll-free telephone line for IR consumers, which will be a direct pass through expense to IR billed on a monthly basis. Consumer calls will be answered with an IR greeting.

10.  PHARMACY AND CUSTOMER SERVICE SUPPORT.

     If any of IR's consumers require pharmacist counseling in connection with any Products, MM will provide such services to each such consumer from Monday through Friday, 7:00 a.m. through 5:00 p.m. (Pacific Time). MM will also provide customer service from Monday through Friday, 6:00 a.m. through 5:00 p.m. (Pacific Time) to respond to inquiries from IR consumers. IR may, at its sole discretion, determine to contract with MM to hire additional pharmacists or personnel on staff to provide additional functions or to provide similar functions during expanded hours and days. [**]

11.  COLLATERAL MATERIAL.

     IR will also be permitted to include in each shipment up to two (2) pieces of advertising materials, coupons or other promotional materials ("Collateral Materials") that are printed material no bigger than 8 1/2 inches by 11 inches, each at no additional charge so long as such Collateral Materials are to be included in all IR shipments. Order-specific Collateral Materials, or Collateral Materials in excess of, or exceeding the dimensions of, the allowable pieces of Collateral Materials described above will be subject to additional charges to be agreed upon by the parties. All Collateral Materials described above will be paid for by IR.

12.  NOTICES.

Subject to Section 17.19 of the Terms and Conditions, notices to IR under this Agreement will be

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

sent to:

                        more.com, Inc.
                        520 Third Street, Suite 245
                        San Francisco, California 94107
                        Attn: Brad Oberwager
                        Fax:  (415) 979-9598

     with a copy to:    Howard, Rice et al.
                        3 Embarcadero Center, 7/th/ Floor
                        San Francisco, California 94111
                        Attn: Ronald Star, Esq.
                        Fax:  (415) 217-5910

13.  EXHIBITS.

     All exhibits to this Agreement listed below are incorporated by this reference.

          Exhibit Number    Exhibit Name

          1                 Terms and Conditions
          2                 Prescription Pharmaceuticals Addendum
          A                 Service Levels

     IN WITNESS WHEREOF, the parties have executed this Internet Fulfillment Services Agreement as of the date first written above.

                            IR:  more.com, Inc.


                            By: /s/ Laureen De Buono
                            Name: Laureen De Buono
                            Title: CFO

                            MM:
                            Medi-Mail, Inc.

                            By:/s/ Carol E. Scherman
                            Name: Carol E. Scherman
                            Title: Chief Executive Officer

                                   EXHIBIT 1
                                      TO
                         PRESCRIPTION PHARMACEUTICALS
                    INTERNET FULFILLMENT SERVICES AGREEMENT
                             TERMS AND CONDITIONS

1.   PRODUCTS AND TERRITORY.

     1.1  Products.  A list of the categories of the Products ("Product
          --------
Categories") is set forth in Schedule 1.1.  BBDC will provide IR a list of
                             ------------
specific products ("Products") and related information ("Item Catalog Information" [EDI 832 Transaction Set]) from time to time. BBDC may add or delete available Products upon two (2) days' notice to IR; provided, however, IR may elect not to offer added Products.

     1.2  Niche Products.  BBDC may elect to store and ship additional products
          --------------
requested by IR, including private label products and other products that BBDC does not otherwise carry, upon payment of the Niche Product fees set forth on the cover page.

     1.3  Territory.  BBDC will provide fulfillment services for the Products in
          ---------
the Unites States of America and its territories and possessions and each other territory listed on Schedule 1.3 ("Territory"). In no event will BBDC provide
                    ------------
or ship Products to IR's consumers outside the Territory.

     1.4  Exclusivity. [Omitted]
          -----------

     1.5  Right of First Refusal. [Omitted]
          ----------------------

2.  ORDERS; SHIPPING; RETURNS.

     2.1  Operations Manual.  The Operations Manual in Schedule 2.1 ("Operations
          -----------------                            ------------
Manual") is incorporated by this reference.

     2.2  Orders.  Orders for Products will be initially placed by IR's
          ------
consumers using IR's Internet web site. IR will forward all orders for Products to BBDC by electronic data interchange ("EDI") pursuant to Section 3.8 at least four (4) times per day ("Orders"). Orders will set forth a description of the Products, SKU designations, quantities, requested method of delivery, the designated delivery locations and other required information as agreed upon by the parties from time to time.

     2.3  Inventory.  Subject to Section 4.2, BBDC will maintain sufficient
          ---------
inventory of the Products in an effort to facilitate the delivery of all Orders for the Products. Inquiries by IR to BBDC's customer service representatives concerning any Products must reference BBDC's Product number.

     2.4  Shipping.  BBDC will cause all lawful Orders to be shipped in
          --------
accordance with the Operations Manual. Shipping guidelines may change due to legal and product shipping requirements. Certain Products may be subject to special shipping and handling fees. Title to, and risk of loss of, all Products will pass from BBDC to IR upon BBDC's delivery of the Products to the shipper for delivery to IR's consumer. [**] will use commercially reasonable efforts to ensure that all Orders for Products received before the daily "cut-off time" will be shipped by the corresponding shipping time for such day. Out-of-stock or back-ordered Products will be shipped promptly after BBDC's receipt of such Products from the manufacturer or other supplier. Inquiries about shipping status will be first directed to the shipper and any such initial inquires to BBDC's customer service representatives where BBDC has provided IR with a shipper's tracking number will be subject to an additional charge. BBDC will not process any of the following shipments of Products: (i) international shipments,
(ii) COD shipments, (iii) shipments requiring a declared value, (iv) shipments to freight

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

forwarding agents, (v) shipments of hazardous materials or other products requiring specialized shipping that shipper and/or BBDC are not prepared to provide, and (vi) Drug Enforcement Administration ("DEA") Schedule II controlled substances.

     2.5  Labels and Invoices.  Unless modified by Exhibit 2, if any, IR will
          -------------------                      ---------
provide BBDC standard packaging (standard size cardboard boxes, plain colored plastic tape and plain bubble/paper packing material), labels and invoice forms bearing IR's, and not BBDC's, name, logo and telephone number for BBDC's use in shipping Products. IR may select from BBDC's standard invoice formats (inserting IR's logo and return address) at no additional charge. Modifications and custom work is subject to an additional charge at BBDC's then-current rates. If IR's standard packaging, labels and invoice forms are not ordered through BBDC's designated vendor (or IR uses non-standard packaging, labels or forms), IR will be subject to additional charges for handling, storage and administration.

     2.6  Returns.  The Returned Goods Policy in Schedule 2.6 is incorporated by
          -------                                ------------
this reference.

3.  PRICING; PAYMENT.

     3.1  Pricing and Fees.  [**]
          ----------------

     3.2  Price Adjustments.  BBDC may change the pricing of any Product at any
          -----------------
time; provided, however, any such change will not be effective with respect to Products ordered by IR's consumers within twenty-four (24) hours of BBDC's electronic notice to IR.

     3.3  Rebates.  [**]
          -------

     3.4  Taxes.  IR will obtain and maintain a resale tax certificate in
          -----
Kentucky and each other jurisdiction in which BBDC delivers Products to IR's shipper. IR will collect and remit all applicable sales taxes and other taxes on the sale or provision of Products to IR's consumers. IR will be responsible for and will pay any excise, sales or use tax or other similar charge in the nature of a tax imposed with respect to transactions under this Agreement (other than income or other taxes on BBDC's net income) and, if paid or required to be paid by BBDC, such amount will be added to and become part of the amount payable by IR.

     3.5  Timing of Payment.  BBDC will submit invoices for the Products to IR
          -----------------
on a per-Order basis for each Order received from IR's consumer. [**] IR's obligation to pay for all purchases invoiced will be absolute and unconditional and will not be subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever, and such payments will be and continue to be payable in all events.

     3.6  Late Payment.  If payment is not received as described in Section 3.5,
          ------------
a late payment penalty of the lower of [**]

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

[**]. The right of BBDC to assess penalties for IR's payment delays will not relieve IR of its obligation to make prompt payment in accordance with this
Section 3.

     3.7  Financial Reconciliation.  The Financial Reconciliation Process in
          ------------------------
Schedule 3.7 ("Financial Reconciliation Process") is incorporated by this
------------
reference.

     3.8  EDI/EFT.  The EDI/EFT Agreement in Schedule 3.8 is incorporated by
          -------                            ------------
this reference. All Orders, IR sales reports, BBDC invoices and remittance detail information will be transmitted by EDI. All funds will be transferred between the parties by electronic funds transfers ("EFT"). All data files transmitted over the public Internet will be encrypted in adherence with EDIINT standards.

4.   IR'S COVENANTS.

     4.1  Web Site.  IR will, at its cost, develop, produce, implement and test
          --------
its web site and supporting electronic commerce enabling software, as well as provide technical support, including developing and procuring credit card processing and encryption software, subject, however, to the reasonable approval of BBDC in relation to its fulfillment responsibilities under this Agreement.
In addition, IR will, at its cost, develop and procure all software interfaces or programs necessary to enable IR to connect with BBDC's systems and operations facilities. All software and hardware developed or purchased by IR to support BBDC under this Agreement will remain the property of IR. Each screen accessible to consumers on IR's web site will clearly identify IR. Unless modified by Exhibit 2, if any, no content on IR's web site will directly or
            ---------
indirectly (a) identify BBDC or (b) lead any consumer or potential consumer to believe that IR or its web site is the manufacturer of a Product. IR will update its web site to indicate that a Product is unavailable or subject to other special conditions based upon BBDC's Product notices and any failure to do so that results in additional handling, storage, administrative or other costs to BBDC will subject IR to an additional charge.

     4.2  Marketing. [**].  BBDC acknowledges that IR has sole authority and
          ---------
control over each stage of marketing for its program; provided however, if IR is prohibited by law from performing any contemplated marketing activities, BBDC may perform such functions at IR's expense to the extent BBDC may lawfully do so. IR will provide reasonable advance notice of special offers, such as bundled items, featured items and sales, advertising campaigns and other events that can be reasonably expected to generate unusual volume (either overall or for specific Products) in order to allow BBDC to have adequate inventory, staff and other resources available to handle such volume.

     4.3  Consumer Enrollment.  IR will have sole responsibility for soliciting
          -------------------
orders from consumers under this Agreement.

     4.4  Records.  IR will retain all documentation required by federal and
          -------
state statutes and regulations.

     4.5  License Revocation.  IR will inform BBDC in writing within three (3)
          ------------------
business days after receiving notice of any action or proceeding from any federal, state, or local agency to restrict, suspend, or revoke any of IR's required licenses, permits or registrations or any other approval required to supply the services described in this Agreement.

     4.6  Compliance with Law.  IR will perform all of its duties under this
          -------------------
Agreement in full compliance with all applicable federal, state, and local laws and regulations.

     4.7  Adequate Space and Personnel.  IR represents and warrants it has, and
          ----------------------------
agrees that it will continue to maintain or enlarge, as appropriate, such space, equipment, resources, and personnel at its sole cost and expense necessary to promote its web site and perform under this Agreement.

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

     4.8   Prohibition Against Publication of Certain Materials.  IR will not
           ----------------------------------------------------
knowingly or unknowingly incorporate in IR's web site any of the following material (including pictures, links, or any other content, whether visible or invisible with a web browser):

           4.8.1 any material which violates or infringes any national or international copyright, trademark, trade secret, patent, statutory, common law or other proprietary rights of others, including any party's privacy right or right of publicity, in effect or which may hereafter be enacted and applicable to this Agreement or web sites;

           4.8.2 any material that is libelous, slanderous, harmful, abusive, threatening, obscene or pornographic; or

           4.8.3 distribution lists to be used for unsolicited electronic mail or other mass electronic mailings.

     4.9   Adverse Event Reporting.  IR will report all adverse events relating
           -----------------------
to the Products pursuant to the requirements of the Food and Drug
Administration.

     4.10  Listed Chemicals.  IR will obtain and maintain a Listed Chemicals
           ----------------
license from the DEA and will report the sale and shipment of all Products pursuant to the requirements of the DEA and comply with all comparable state requirements.

     4.11  Product Recalls.  IR acknowledges and agrees that BBDC will not be
           ---------------
obligated to recall any Product which is the subject of a manufacturer or supplier recall but that either party may elect to do so from time to time in its sole discretion, provided that any recall undertaken by BBDC at the request of IR will be at IR's sole cost and expense.

     4.12  Support.  BBDC and IR will jointly evaluate which party will provide
           -------
other support functions relating to the Products.

5.  BBDC'S COVENANTS.

     5.1   Records.  BBDC agrees that it will retain all documentation required
           -------
by federal and state statutes and regulations.  If and to the extent required by
Section 1395x(v) (1) of Title 42 of the United States Code, as subsequently amended from time to time, until the expiration of four (4) years after the termination of this Agreement, BBDC will make available upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of this Agreement and such books, documents, and records as are adequate to certify the nature and extent of the costs of the goods and services provided by BBDC under this Agreement. BBDC further agrees that in the event BBDC carries out any of its duties under this Agreement through a subcontract, with a value or cost of Ten Thousand Dollars ($10,000) or more over a twelve (12) month period, with a related organization, such contract will contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization will make available, upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of such subcontract and such books, documents and records of such organizations as are necessary to verify the nature and extent of such costs. Notwithstanding anything set forth in this Agreement to the contrary, BBDC will have no obligation under this Agreement to make public attorney-client privileged documents.

     5.2   Records.  BBDC will retain all documentation required by federal and
           -------
state statutes and regulations.

     5.3   License Revocation. BBDC agrees that it will inform IR promptly after
           ------------------
receiving notice of any action or proceeding from any federal, state, or local agency to restrict, suspend, or revoke any of BBDC's required licenses, permits or registrations or any other approval required to supply the services described in this Agreement.

     5.4   Compliance with Law.  BBDC agrees that it will perform all of its
           -------------------
duties under this Agreement in full compliance with all applicable federal, state, and local laws and regulations.

     5.5   Adequate Space and Personnel.  BBDC represents and warrants it has,
           ----------------------------
and agrees that it will continue to maintain or enlarge, as appropriate, such space, equipment, resources, and personnel at its sole cost and expense necessary to promote its web site and perform under this Agreement.

6.  REPRESENTATIONS OF THE PARTIES.

     6.1   Representations and Warranties of BBDC.  BBDC hereby represents and
           --------------------------------------
warrants to IR that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (ii) the person executing this Agreement on its behalf is duly authorized to bind it to all terms of this Agreement; (iii) it will have good title to all Products delivered pursuant to this Agreement (unless such Product is subject to a chargeback agreement); (iv) except as otherwise provided, all such Products will be free from any security interest or other lien (unless such Product is subject to a chargeback agreement); (v) all Products will be delivered without damage to IR's shipper for delivery to IR's consumer; (vi) this Agreement, when executed and delivered by it, will be its legal, valid, and binding obligation, enforceable against it in accordance with its terms; and (vii) its execution, delivery and performance of this Agreement will not conflict with or breach its charter documents, delegations of authority or any material agreement to which it is a party, or require the consent of or notice to any third party or governmental authority.

     6.2   No Representations or Warranties Regarding Products.  BBDC makes, and
           ---------------------------------------------------
will be deemed to make, no representations or warranties, express or implied, written or oral, as to the value, absence of defect, absence of infringement, or the absence of any obligation based on strict liability in tort, or any other representation or warranty whatsoever, express or implied, with respect to the Products and services provided in this Agreement. BBDC EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING THE PRODUCTS AND SERVICES PROVIDED IN THIS AGREEMENT. IR understands that BBDC is not the manufacturer of any Products and agrees that IR will settle all claims, defenses, set-offs and counterclaims it may have with or against any manufacturer directly with the manufacturer and will not assert any such claims, defenses, set-offs or counterclaims against BBDC. IR agrees BBDC has made no such representations or warranties, written or oral, express or implied, about the Products or their fitness for any purpose. Accordingly, IR agrees that BBDC, its subsidiaries and affiliates and the directors, officers, shareholders and agents of each will not be liable to IR for any liability, claim, loss, damage (consequential or otherwise) or expense of any kind caused, directly or indirectly by (i) the inadequacy of the Products for any purpose, (ii) any deficiency or defect, (iii) any delay in providing the Products, (iv) failure to provide the Products, or (v) death or bodily injury which may be caused by the Products.

     6.3   Representations and Warranties of IR.  IR hereby represents and
           ------------------------------------
warrants to BBDC that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (ii) the person executing this Agreement on behalf of IR is duly authorized to bind IR to all terms of this Agreement; (iii) this Agreement, when executed and delivered by IR, will be the legal, valid, and binding obligation of IR, enforceable against IR in accordance with its terms; (iv) its execution, delivery and performance of this Agreement will not conflict with or breach its charter documents, delegations of authority or any material agreement to which it is a party, or require the consent of or notice to any third party or governmental authority; and (v) IR holds all valid licenses, permits and registrations in appropriate jurisdictions to permit IR to operate its Internet services.

7.   SOFTWARE AND DATABASE LICENSE.

     7.1  Grant of License.  For BBDC's Consumer Image and Ingredient Database
          ----------------
and each software application and/or database BBDC may provide to IR, to the extent of BBDC's legal capacity to do so, grants IR a non-exclusive, nontransferable and revocable license for the use of such software and/or database ("Software") and its related documentation ("Documentation") subject to payment by IR of the applicable licensing fee established by BBDC from time to time. Each license is granted solely during the Term. BBDC does not grant to IR any rights to any copyright, patent, trademark, trade name or similar rights with respect to any Software or Documentation or any other information provided to IR by BBDC. IR will not use the name, trade name, trademarks, service marks, trade dress, logos or other intellectual property of BBDC, Product manufacturers or suppliers or any of BBDC's affiliates in its web site, publicity releases, advertising, sales literature or materials, or in any similar activity without BBDC's prior written consent.

     7.2  No Sublicense.  IR may not sublicense, lease, distribute or otherwise
          -------------
transfer Software or Documentation or IR's right to use the Software or Documentation.

     7.3  No Copies.  IR may not make, or allow anyone else to make, copies of
          ---------
the Software or related Products, beyond one copy for backup and archival purposes, except as BBDC may otherwise agree in writing. IR may not remove, obscure, or deface any proprietary notices contained in the Software or Documentation, and IR must include such notices in any permitted copy of the Software.

     7.4  No Alterations.  IR may not alter, modify or adapt any Software or
          --------------
Documentation or create derivative works from them. IR may not translate, reverse engineer, disassemble or decompile the Software. BBDC will have no liability for any claims by third parties or IR based upon altered Software or Documentation.

     7.5  Termination of License.  The license to any part of the Software and
          ----------------------
Documentation will terminate automatically if IR fails to comply with the terms of this license or any other material provision in this Agreement, or if the Products for which IR is using the Software are discontinued. Upon termination of a license, IR must cease using the Software and Documentation and, at BBDC's election, return or destroy all copies of the Software and Documentation IR may have in its possession or under its control, and certify to BBDC that IR has done so. All of IR's obligations in this Agreement will survive termination of any license.

     7.6  Disclaimer.  BBDC disclaims any representation or warranty regarding
          ----------
the Software and Documentation. IR acknowledges the possibility that (i) the Software may not operate in combination with other software or hardware or in the manner IR or its consumers may select for use and (ii) Software may not operate without interruption or be error-free.

     7.7  No Rights in Data.  All files, input materials and output materials,
          -----------------
the media upon which they are located (including cards, tapes, discs and other storage facilities), and all Software (together with any Documentation, source codes, object codes, upgrades, revisions, modifications and any related materials) which are utilized by or developed for IR in connection with this Agreement will be the property of BBDC.

     7.8  Notice of Claims; Removal of Products and Content.  Notwithstanding
          -------------------------------------------------
Section 14.2.1, IR will immediately notify BBDC of any written or oral claim that any Software or Documentation used by IR in its web site or otherwise infringes on the rights of any third party. Immediately upon notice from BBDC, IR will discontinue the offering of any Product and the use of any Software and Documentation that BBDC determines may subject BBDC or IR to liability to any third party. Failure to notify BBDC in writing within three (3) business days of the receipt of an oral or written claim that any Software or Documentation used by IR in its web site or otherwise infringes on the rights of any third party will terminate and rescind all of BBDC's representations, warranties, and indemnification obligations with respect to the subject matter of the claim.

8.   [Omitted]

9.   TERM.

          Unless terminated earlier pursuant to Section 10, the term of this Agreement will be for the period years set forth on the cover page of this Agreement from the date of this Agreement and will be automatically extended for additional, successive one (1) year terms (collectively, the "Term") unless either party gives written notice to the other of its intention to not extend at least ninety (90) days prior to the end of the then current Term.

10.  TERMINATION OF AGREEMENT.

     10.1  Default.  This Agreement may be terminated by IR by providing written
           -------
notice of termination to BBDC upon a default by BBDC under this Agreement. This Agreement may be terminated by BBDC by providing written notice of termination to IR upon a default by IR under this Agreement. For purposes of this provision, a default will be deemed to have occurred upon the happening of any of the following:

           10.1.1 With respect to either party (A) filing an application by such party for, or consent to, appointment of a trustee, receiver, or custodian of its assets; (B) entry of an order for relief in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (C) making a general assignment for the benefit of creditors; (D) entry of an order by any court of competent jurisdiction appointing a trustee, receiver, or custodian of its assets unless the proceedings and the person appointed are dismissed within ninety (90) days; or (E) failure generally to pay its debts as the debts become due within the meaning of Section 303(h)(1) as amended or superseded from time to time, of the United States Bankruptcy Code, as determined by a Bankruptcy Court, or in the event of a party's admission in writing of its inability to pay its debts as they become due.

           10.1.2 A party's failure to pay any amount that is due to the other party under this Agreement or a consistent failure to make timely payments or shipments under this Agreement and such failure continues for ten (10) days after written notice from the other party; or

           10.1.3 A party's failure to perform any other material obligation under this Agreement, and such failure continues for thirty (30) days after such party receives written notice of such breach from the non-breaching party; provided, however, if the breaching party has commenced to cure such breach within such thirty (30) days, but such cure is not completed within the thirty
(30) days, such party will be afforded the amount of additional time reasonably necessary to complete its cure, provided it diligently pursues doing so until completion.

     10.2  Adverse Regulatory Changes.  In the event of a material adverse
           --------------------------
change in the laws of any jurisdiction so as to affect through increased regulations, liability, or otherwise, BBDC's fulfillment operations or the Internet sale of Products, then either party may terminate this Agreement upon thirty (30) days' written notice to the other without further obligation.

     10.3  Licenses.  If any required licenses, permits or registrations of BBDC
           --------
or IR are revoked or suspended so as to materially impair such party's ability to perform under this Agreement, BBDC or IR may terminate this Agreement upon thirty (30) days' written notice without further obligation.

     10.4  Effect of Termination or Expiration.  Upon termination or expiration
           -----------------------------------
of this Agreement for any reason, BBDC will be entitled to payment of any amounts owed to it by IR for Products ordered prior to termination or expiration and shipped to IR's consumers. The obligations of the parties described in Sections 4, 5, 6, 7 (except the license granted thereunder), 8, 11, 12, 13, 14, 15 and 16 and any provision the context of which shows that the parties intended the provision to survive will remain in effect notwithstanding the expiration or termination of this Agreement. Additionally, termination of this

Agreement will have no effect upon the obligation of the parties under the terms of any other agreements entered into between the parties, except as set forth otherwise in such other agreements.

11.  CONFIDENTIALITY.

     11.1  "Confidential Information".  "Confidential Information" will mean any
            -------------------------
and all information disclosed in writing or orally by either party to the other party, which is either confidential or proprietary in nature. "Confidential Information" will not include: (i) information that is or will become generally available to the public through no fault of the receiving party; (ii) information that was known to the receiving party before that party received it under this Agreement and was free of any obligation of nondisclosure; or (iii) information that is disclosed in good faith to the receiving party by a third party lawfully in possession of such information and who is not under an obligation of nondisclosure with respect to such information.

     11.2  Nondisclosure.  During the Term and for ten (10) years thereafter,
           -------------
neither party will, without the prior written consent of the other party, disclose to any third party (unless such disclosures are required by law) or use for its own purposes (except as contemplated by this Agreement) this Agreement or any other Confidential Information concerning the other party's business, operations, or products that is obtained in the course of performing this Agreement. Notwithstanding the foregoing, the parties may issue a joint press release as promptly as practicable after the execution of this Agreement and may continue to communicate with employees, customers, suppliers, lenders, shareholders and others as may be legally required or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the activities contemplated by this Agreement.

     11.3  Customer Lists.  BBDC and IR will each retain ownership of its own
           --------------
customer lists.

12.  NON-SOLICITATION.

     12.1  Covenant Not to Solicit.  Each party agrees that neither it nor its
           -----------------------
employees, agents, or representatives will, during the ("Non-Solicitation Period") without the other party's prior written consent, solicit for hire any person who is employed by the other party or any of its subsidiaries or affiliates

     12.2  Damages.  Because of the difficulty of measuring economic losses as a
           -------
result of the breach of any of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which the other party would have no other adequate remedy, each party agrees that, in the event of a breach by it of any of the covenants set forth in this Section, the other party or its subsidiary or affiliate may, at its option, in addition to obtaining any other remedy or relief available to them (including damages at law), enforce the provisions of this Section by injunction and other equitable relief.

     12.3  Reasonable Restraint.  Each party agrees that the covenants contained
           --------------------
in this Section impose a reasonable restraint in light of the other party's activities, business and future plans.

     12.4  Severability; Reformation.  The covenants in this Section are
           -------------------------
severable and separate, and the unenforcability of any specific covenant will not affect the provisions of any other covenant in this Section or in this Agreement. In the event any court of competent jurisdiction will determine that the scope, time or territorial restrictions set forth in this Section are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the provisions of this Section will thereby be reformed.

     12.5  Independent Covenant.  Each of the covenants in this Section will be
           --------------------
construed as a covenant independent of any other provision of this Agreement, and the existence of any claim or cause of action of one party against the other, or any of its subsidiaries or affiliates, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by such party or such subsidiaries or affiliates of such covenants.

     12.6  Computation of the Non-Solicitation Period.  The Non-Solicitation
           ------------------------------------------
Period will be computed by excluding from such computation any time during which either party is in violation of any provision of this Section and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) in which a party seeks to enforce the covenants contained in this Section or in which the other party contests the validity or enforceability of any such covenant or seeks to avoid the performance or enforcement of any such covenant.

     12.7  Materiality.  Each party acknowledges and agrees that the covenants
           -----------
set forth in this Section are a material and substantial part of this Agreement.

13.  INSURANCE.

     During the Term and for two (2) years thereafter, IR will maintain at its own cost and expense the following insurance together with such other insurance as reasonably requested by BBDC in light of experience and changing risk exposure:

     (a) Commercial General Liability Insurance covering its premises, including bodily injury, property damage, broad form contractual liability, independent contractors and products liability/completed operations coverages, with limits of not less than [**] per occurrence and [**] aggregate or [**] single limit.

     (b) Workers' Compensation Insurance as mandated or allowed by all states in which IR's business is being performed, including at least [**] coverage for Employer's Liability.

     (c) All Risk Property Insurance in an amount adequate to cover the cost of replacement of all equipment, improvements, and betterments at IR locations in the event of loss or damage.

     (d) Errors and Omissions Insurance in the amount of [**], naming BBDC as an additional insured.

     All such policies will be written by a carrier or carriers rated "A" or above by Best, will contain a clause requiring the carrier to give BBDC at least thirty (30) days' prior written notice of any material change or cancellation of coverage for any reason, and simultaneously with IR's execution of this Agreement and annually thereafter, IR will deliver to BBDC original Certificates of Insurance evidencing coverage required by this Section.

14.  INDEMNIFICATION.

     14.1  Indemnification by IR.  IR will indemnify, defend, and hold harmless
           ---------------------
BBDC and its officers, directors, agents and affiliates from and against any and all claims, demands, actions, causes of action, losses, judgments, damages, costs and expenses (including, but not limited to, attorneys' fees, court costs, and costs of settlement) ("Claim") to the extent arising out of claims against BBDC for: (1) the death of, or bodily injury to, any person on account of the use of a Product that results from IR's sale of such Product; or (2) any breach by IR of any of its representations, warranties or covenants in this Agreement.

           14.1.1  Notice by BBDC. Upon receipt of any notice of a Claim, BBDC
                   --------------
will promptly notify IR in writing of any such Claim; provided, however, any failure to so notify IR will not relieve BBDC of any liability it may have to IR except to the extent such liability was caused by such failure.

           14.1.2  Retention of Counsel. IR will retain counsel at its expense
                   --------------------
to act as lead counsel in the defense of all Claims against BBDC. The Indemnified Party may retain counsel. BBDC may retain counsel of its own choice at BBDC's expense to the extent necessary to protect BBDC's interests and to act as co-counsel in the litigation or settlement of any Claim or threatened Claim. So long as IR does not enter into any settlement agreement or consent judgment that admits liability on the part of BBDC or that

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

fails to include an unconditional release of BBDC from all liability from all asserted or threatened Claims, IR will have the right to control the defense, settlement, and prosecution of any litigation.

     14.2  Indemnification by BBDC.  BBDC will indemnify, defend, and hold
           -----------------------
harmless IR and its officers and directors from and against any and all Claims to the extent arising out of claims against IR for: (1) the dishonest, fraudulent, negligent, willful, or criminal acts of BBDC or BBDC's employees, agents, or representatives acting alone or in collusion with others; or (2) any breach by BBDC of any of its representations, warranties or covenants in this Agreement.

           14.2.1  Notice by IR.  Upon receipt of any notice of a Claim, IR will
                   ------------
promptly notify BBDC in writing of any such claim; provided, however, any failure to so notify BBDC will not relieve IR of any liability it may have to BBDC except to the extent such liability was caused by such failure or as provided in Section 7.8.

           14.2.2  Retention of Counsel. BBDC will retain counsel at its expense
                   --------------------
to act as lead counsel in the defense of all Claims against IR. IR may retain counsel of its own choice at IR's expense to the extent necessary to protect IR's interests and to act as co-counsel in the litigation or settlement of any Claim or threatened Claim. So long as BBDC does not enter into any settlement agreement or consent judgment that admits liability on the part of IR or that fails to include an unconditional release of IR from all liability from all asserted or threatened Claims, BBDC will have the right to control the defense, settlement, and prosecution of any litigation.

15.  LIMIT ON LIABILITY.

           NEITHER PARTY WILL BE LIABLE FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT FOR INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES, WHETHER OR NOT IT KNEW OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES AND, EXCEPT FOR PAYMENT OF MONEY DUE UNDER THIS AGREEMENT AND EXCEPT AS PROVIDED IN SECTION
14.1 OR SECTION 14.2, NEITHER PARTY'S AGGREGATE LIABILITY TO THE OTHER UNDER THIS AGREEMENT FOR ANY AND ALL CLAIMS, WHETHER IN CONTRACT, TORT, OR OTHERWISE, WILL EXCEED $1,000,000.

16.  INDEPENDENT CONTRACTOR.

           Each party is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, workers' compensation insurance. None of a party's employees, agents, or associates are employees the other party and each party agrees to defend, indemnify and hold the other harmless from any and all claims made by any of its employees, agents, or associates, or by any entity or agency on account of an alleged failure to satisfy any such tax or withholding obligations. Neither party has authority to act on behalf of or to enter into any contract, incur any liability, or make any representation on behalf of the other.

17.  MISCELLANEOUS.

     17.1  Extraordinary Events.  In the event BBDC's delivery or arranging for
           --------------------
delivery of Products under this Agreement is prevented, impaired, reduced or restricted by reason of force majeure, labor disputes, fire, acts of God, or any other similar or dissimilar cause beyond its control, including but not limited to the unavailability of such Products, transportation, shortage of materials or fuel, delay in delivery or failure to deliver by BBDC's suppliers, loss of facilities of distribution, the voluntary foregoing of the right to acquire or use any materials in order to accommodate or comply with the orders, requests, regulations, recommendation or instructions of any governmental authority (whether in furtherance of national defense or war activities or to meet any other emergency), or the compliance with any law, order, ruling, regulation, instruction or requirements of any governmental authority or any political subdivision or agency thereof, or for any other cause whether of the same or different character than specified in this Agreement, beyond the reasonable control of the affected party, BBDC, without liability or obligation, may reduce or eliminate Products during the period of any such disability. In any such case, Products that BBDC is unable to supply will be eliminated from this contract by written notice describing the amounts eliminated and the estimated time period during which deliveries are to be suspended; and BBDC will be relieved of any liability with respect to such Products during the time BBDC may be unable to deliver such Products.

     17.2  Severability.  In the event that any provision in this Agreement is
           ------------
held to be invalid, unenforceable, void or illegal, in whole or in part, by any court of competent jurisdiction, it will be deemed severable from the remainder of this Agreement and will in no way affect, impair or invalidate any other provision in this Agreement. If such provision will be deemed invalid due to its scope or breadth, such provision will be deemed valid to the extent of the scope of breadth permitted by law.

     17.3  Governing Law, Choice of Forum and Time for Bringing Action.  The
           -----------------------------------------------------------
validity, construction and performance of this Agreement will be governed by and construed in accordance with the internal laws of the State of California without regard to its choice of laws provisions and, if applicable, the laws of the United States. In the event any legal action is necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in Superior Court for the State of California, and the parties hereby submit to exclusive jurisdiction of such courts. Each party further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail, return receipt requested, and that when so made will be as if served upon it personally within the State of California. Any action for a breach of this Agreement must commence within two (2) year after the cause of action has accrued.

     17.4  Entire Agreement.  This Agreement and all exhibits and schedules and
           ----------------
related agreements incorporated by reference constitute the complete agreement between IR and BBDC with respect to the subject matter of this Agreement and replace and supersede all prior written and oral agreements or statements by and among the parties concerning the subject matter. No representation or warranty concerning the subject matter not contained in this Agreement will be binding on the parties or have any force or effect whatsoever.

     17.5  Amendments.  This Agreement may not be amended, modified or waived in
           ----------
any respect without further written agreement of both parties, signed by their respective authorized representatives.

     17.6  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, which will together constitute but one and the same instrument.

     17.7  Waivers.  Neither party's failure to insist, in one or more
           -------
instances, upon the performance of any term of this Agreement will be construed as a waiver or relinquishment of its right to such performance or other performance of such term, and the other party's obligations will continue in full force. Either party's consent to any act by the other party on any one occasion will not be deemed a consent of the same act on any other occasion.

     17.8  Time Is of the Essence.  Time is of the essence in each provision of
           ----------------------
this Agreement.

     17.9  Captions.  The captions and heading in this Agreement are for
           --------
convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     17.10 Assignment.  Neither party may assign any rights or delegate any
           ----------
duties under this Agreement without the prior written consent of the other party, which will not be unreasonably withheld or delayed, which consent will be based on the financial capability and business reputation of the proposed assignee, or in the case of IR, a proposed assignment to any affiliate of a major national pharmaceutical wholesale distributor that competes with BBDC. Notwithstanding the foregoing, IR acknowledges that BBDC has affiliates and subsidiaries and may assign performance of some or all of the terms of this Agreement to one or more such related entities. For purposes of this Section, any transfer, sale, merger or consolidation of IR, or a substantial portion of IR's assets, whether by contract or operation of law, or any other transaction or series of related transactions transferring all or substantially all of IR's business, assets (including this Agreement), stock or control will be deemed an assignment and require such prior written consent by BBDC, but will not modify, supplement or terminate the rights or obligations of the parties under this Agreement. For purposes of the preceding sentence, "control" means, with respect to a corporation or limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of any management or policies of the controlled entity. Subject to the foregoing, the provisions of this Agreement will be binding upon and will inure to the benefit of the successors and assigns of the respective parties, including without limitation any partnerships, corporations, or other entities in which the parties may have a controlling interest or position. Except as expressly provided, this Section will not be construed as a consent by either party to an assignment of this Agreement or any interest in it by either party.

     17.11 Further Assurances.  Each party, at its own cost and expense, and at
           ------------------
the reasonable request of the other party, agrees to undertake all such further acts and to execute all such further documents as may be necessary and reasonably requested by either party to effectuate the performance of this Agreement in accordance with the parties' intentions.

     17.12 Affiliate Companies.  In order to better serve the needs of IR,
           -------------------
Products may, from time to time, be provided by an affiliate company of BBDC. IR hereby acknowledges this fact and expressly consents to this distribution arrangement. IR further agrees to be liable for all payments due under this Agreement to any such affiliate.

     17.13 Interpretation.  In the event of any claimed conflict, omission or
           --------------
ambiguity in this Agreement, no presumption or burden of proof or persuasion will be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party. This Agreement will be interpreted equally as to both parties and not against the party that drafted it. Whenever the context requires, the gender of all words will include the masculine, feminine and neuter, and the number of all words will include the singular and plural. The word "and" includes the word "or". The word "or" is disjunctive but not necessarily exclusive.

     17.14 Parties in Interest.  Nothing in this Agreement will confer any
           -------------------
rights on any third parties other than IR and BBDC and their respective successors and assigns, nor will any provision give any third person any right of subrogation or action over or against any party to this Agreement.

     17.15 Information Reviewed.  IR has received and reviewed all information
           --------------------
it considers necessary or appropriate for deciding whether to purchase Products from BBDC. IR has had an opportunity to ask questions and receive answers from BBDC regarding the terms of the purchase of the Products and has further had the opportunity to obtain all information which it deems necessary to evaluate the purchase of the Products and to verify the accuracy of information otherwise provided to IR by BBDC.

     17.16 Reliance on Authority of Person Signing Agreement. Neither IR nor
           -------------------------------------------------
BBDC will be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual.

     17.17 Attorneys' Fees.  In the event that any dispute between IR and BBDC
           ---------------
should result in litigation, arbitration, or mediation the prevailing party in such dispute will be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including reasonable attorneys' fees and expenses, all of which will be deemed to have accrued upon the commencement of such action and will be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action will contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. "Attorneys' fees" include (1) post-judgment motions; (2) contempt proceedings;
(3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation. "Prevailing party" means the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

     17.18 Notices.  All notices must be given in writing and be personally
           -------
delivered or delivered by facsimile or by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as set forth opposite their respective names below:

     IR: To the address set forth on the cover page of this Agreement.

     BBDC:               Bergen Brunswig Drug Company
                         4000 Metropolitan Drive
                         Orange, CA 92868
                         Attn: Vice President, eCommerce Sales & Marketing
                         Fax: (714) 385-6826

     with a copy to:     Bergen Brunswig Corporation
                         4000 Metropolitan Drive
                         Orange, CA  92868
                         Attn: Executive Vice President,
                         Chief Legal Officer & Secretary
                         Fax: (714) 978-1148

     Items delivered personally will be deemed delivered on the date of actual delivery. Items sent electronically or by facsimile will be deemed delivered on the first business day after the date of transmission. Items sent by certified or registered mail will be deemed delivered three (3) business days after mailing. A party may change the foregoing information or notices by notifying the other party of such change in writing in accordance with the foregoing.

                         [END OF TERMS AND CONDITIONS]

                                   EXHIBIT 2
                                      TO
                         PRESCRIPTION PHARMACEUTICALS
                    INTERNET FULFILLMENT SERVICES AGREEMENT

                     PRESCRIPTION PHARMACEUTICALS ADDENDUM

1.   PRODUCTS AND TERRITORY.

     1.1 Products. Section 1.1 of Exhibit 1 is hereby deleted and superseded by Section 2 of the cover page of this Agreement.

     1.2 Territory. Notwithstanding Section 1.3 of Exhibit 1, MM will provide fulfillment services for prescription Products shipped only to consumers located in a jurisdiction to which MM is authorized to dispense and deliver prescription Products (the "MM Territory"). The MM Territory as of the date this Agreement is signed is set forth in Schedule 1.3-A to Exhibit 1.

     1.3  [**]

     1.4 Medi-care/Medicaid Services. The parties acknowledge and agree that MM will not be required to dispense pursuant to any Medicare or Medicaid programs under this Agreement and IR may contract with other providers for such services. Should IR consider doing so, it will provide MM Notice pursuant to Section 1.5 of Exhibit 1, including either a copy of the proposed contract or a written summary of its relevant terms including pricing. If MM wishes to match such terms, it will notify IR within thirty
     (30) days of MM's receipt of the Notice and enter into an amendment to this Agreement with IR with respect to such services within ninety (90) days of its receipt of the Notice. Otherwise, IR may enter into an agreement immediately thereafter with a third party for such services on terms and conditions no less favorable to IR than those in the Notice.

     1.5 In the event IR identifies new Products or obtains more favorable pricing on existing Products, MM will request that its distributor stock such Products, subject to the supplier of such Products complying with the distributor's standard procurement approval process, including meeting its standard requirements for suppliers.

2.   SHIPPING AND LABELS.

     2.1 Shipping. Notwithstanding Section 2.4 of Exhibit 1, MM will ship all Products to IR's consumers prepaid and will bill IR for such shipping charges, including any volume discount normally given to MM by IR's shipper.

     2.2  Title to Prescription Products.  The fourth (4/th/) sentence of
     Section 2.4 of Exhibit 1 is amended to read: "Title to, and risk of loss of, all Products for purposes of payment will pass from MM to IR upon MM's delivery of the Products to the shipper for delivery to IR's

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

consumer."

     2.3 Labels. Notwithstanding Section 2.5 of Exhibit 1, MM and IR will jointly develop, at IR's cost, standard packaging labels and invoice forms bearing both MM's and IR's name, logo and telephone number, if permitted or required by applicable federal or state law, for MM's use in shipping the Products. The last two sentences of Section 2.5 are deleted.

3.   PRICING; PAYMENT.

     3.1  Pricing Protocol. [**]

     3.2 Taxes. Notwithstanding Section 3.4 of Exhibit 1, IR will obtain and maintain a resale tax certificate in Nevada in addition to any other such certificates.

     3.3  Timing of Payment.  [**]

     3.4 Reimbursement. To the extent required by third party payers or applicable law, reimbursement for Product will be directly to MM.

4.   IR'S COVENANTS.

     4.1 Web Site. Notwithstanding Section 4.1 of Exhibit 1, each screen applicable to dispensing prescription Products and accessible to consumers through IR's web site will clearly identify MM as the dispensing pharmacy.

     4.2 Consumer Enrollment. Notwithstanding Section 4.3 of Exhibit 1, IR will not collect consumer prescriptions nor dispense any prescription Products.

     4.3 Patient Confidentiality. Notwithstanding Section 4.4 of Exhibit 1, MM is obligated pursuant to Section 5.4 of Exhibit 1 to maintain and protect the confidentiality of all confidential patient information and records, including protected health care information, and pursuant to Section 14.1 of Exhibit 1, IR hereby indemnifies MM for any Claim arising from any unauthorized use of protected confidential patient information or its unauthorized re-disclosure to any person not bound by ethical and legal obligations to protect its confidentiality and use. "Protected health care information" is any information or data, whether oral or recorded in any form, that identifies or can be readily associated with an identifiable patient or other record subject and (i) relates to a patient's health care or (ii) is obtained in the course of a patient's health care from a health care provider, including MM, from the patient, from a member of the patient's family or an individual with whom the patient has a close personal relationship or from the patient's legal representative. The definition of "Confidential Information" under Section 11.1 of Exhibit 1 is hereby amended to include protected health care information and any protected confidential patient information under all applicable federal and state laws.

     4.4 Adverse Event Reporting. Notwithstanding Section 4.9 of Exhibit 1, each party will report all adverse events relating to the Products pursuant to the requirements of the Food and Drug Administration.

     4.5 Pharmacist Support. In connection with pharmacist support and customer service, IR will develop and maintain on its web site consumer accessible electronic information,

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

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

     including frequently asked questions (FAQs) and other information that will minimize routine consumer inquires to MM's pharmacist support and customer service desk.

5.   REPRESENTATIONS OF THE PARTIES.

     5.1 Licenses. MM represents that it holds valid pharmacy licenses for each location from which it will operate during the Term and that these licenses permit it to dispense and deliver the Products to consumers with valid prescriptions in the MM Territory.

     5.2 NCPDP Number. MM will utilize its identification number ("NCPDP Number") issued by the National Association of Boards of Pharmacy ("NABP") for adjudicating and filling prescription Products to IR's consumers.

6.   SOFTWARE AND DATABASE LICENSE.

     Section 7 of Exhibit 1 is hereby deleted in its entirety.

7.   NOTICES.

     Notwithstanding Section 17.19 of Exhibit 1, MM's address is:

                      Medi-Mail, Inc.,
                      871-C Grier Drive
                      Las Vegas, Nevada 89119
                      Attn:  Chairman & CEO
                      Fax: (702) 361-2422

     with a copy to:  Bergen Brunswig Corporation
                      4000 Metropolitan Drive
                      Orange, CA 92868
                      Attn:  Executive Vice President,
                      Chief Legal Officer & Secretary
                      Fax:  (714) 978-1148

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